               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

             ______________________________________

                           FORM 8-K/A
                         AMENDMENT NO. 1

      Current Report Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported)
                          March 8, 1995
             ______________________________________

                    PRECISION CASTPARTS CORP.
     (Exact name of registrant as specified in its charter)


       State of Oregon         1-10348            93-0460598
       (State or other       (Commission       (I.R.S. Employer
       jurisdiction of        File No.)      Identification No.)
       incorporation of
        organization)
    4600 S.E. Harney Drive
   Portland, OR  97206-0898

                 Registrant's telephone number,
        including area code:  Telephone:  (503) 777-3881

                            No Change
     (Former name or address, if changed since last report)

             ______________________________________


Item 7

     Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquisition

          1.   Report of Independent Public Accountants

          2.   Quamco, Inc. Consolidated Balance Sheets - October
               30, 1994 and October 31, 1993

          3. Quamco, Inc. Consolidated Statements of Operations for the Years Ended October 30, 1994 and October
               31, 1993

          4. Quamco, Inc. Consolidated Statements of Cash Flows for the Years Ended October 30, 1994 and October
               31, 1993

          5.   Quamco, Inc. Notes to Consolidated Financial
               Statements

          Interim Financial Statements

          1.   Quamco, Inc., Consolidated Balance Sheet - January
               29, 1995 (unaudited)

          2. Quamco, Inc. Consolidated Statement of Operations for the Three Months Ended January 29, 1995
               (unaudited)

          3. Quamco, Inc. Consolidated Statement of Cash Flows for the Three Months Ended January 29, 1995
               (unaudited)

     (b)  Pro Forma Financial Information

          1.   Pro Forma Combined Balance Sheet January 1,1995
               (unaudited)

          2.   Notes to Pro Forma Combined Balance Sheet
               (unaudited)

          3.   Pro Forma Combined Income Statements for the Year
               Ended April 3, 1994 (unaudited) and the Nine
               Months Ended January 1, 1995 (unaudited).

          4.   Notes to Pro Forma Combined Income Statements
               (unaudited).

     (c)  Exhibits

          (1) Agreement and Plan of Merger Among Quamco, Inc., Precision Castparts Corp. and the Shareholders named herein (Shareholders of Quamco, Inc.), as amended (Incorporated by Reference to Exhibit 1 to Form 8-K dated March 23, 1995 - File No. 1-10348)

          (23) Consent of Arthur Andersen & Co.

Page 2
Item 7(a) Financial Statements of Business Acquisition


            Report of Independent Public Accountants



To the Board of Directors of Quamco, Inc.:

     We have audited the accompanying consolidated balance sheets of Quamco, Inc. (a Delaware corporation) as of October 31, 1993 and October 30, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quamco, Inc. as of October 31, 1993 and October 30, 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                      Arthur Andersen LLP



Boston, Massachusetts
December 12, 1994 (except with respect
to the matter discussed in Note 13, as to which the date is January 19, 1995)

                          Quamco, Inc.

              Consolidated Statements of Operations

            (Dollar Amounts and Shares in Thousands)


                                                   For the
                   For the Years Ended    Three-month Periods Ended
                 October 31,  October 30, January 30,  January 29,
                     1993         1994        1994         1995
                                               (Unaudited)
Net Sales         $  64,931    $  78,775   $  17,488   $ 19,447
Cost of Sales        45,615       54,374      12,432     13,739
                   ________     ________    ________   ________
  Gross profit       19,316       24,401       5,056      5,708
                   ________     ________    ________   ________
Provision for
  Facilities
  Closing             1,149            -           -          -
Selling, General
  and Administrative
  Expenses           11,923       11,393       2,821      2,957
Management Fee to
  Related Party         367          400         100        100
                   ________     ________    ________   ________
  Income from
    Operations        5,877       12,608       2,135      2,651
Interest Expense
  (Including
  Contingent Interest
  Expense of $6,000 in
  Fiscal 1994)        5,170       11,381       1,267      1,415
                   ________     ________    ________   ________
  Income before
    provision for
    income taxes        707        1,227         868      1,236
Provision for Income
  Taxes                 743        3,100         476        589
                   ________     ________    ________   ________
  Net income
    (loss)        $    (36)    $ (1,873)   $     392   $    647
                   ========     ========    ========   ========

Net Income (Loss)
  Per Share       $       -    $    (.20)  $     .04   $    .07
                   ========     ========    ========   ========

Page 4

Weighted Average
  Shares
  Outstanding         9,450         9,414      9,450      9,414
                      =====         =====      =====      =====

The accompanying notes are an integral part of these consolidated financial statements.


Page 5

                          Quamco, Inc.

                   Consolidated Balance Sheets

                  (Dollar Amounts in Thousands)

                        October 31,    October 30,    January 29,
Assets                      1993           1994           1995
                                                      (Unaudited)
Current Assets:
  Cash                 $      556       $      577     $      124
  Accounts receivable, less
    allowance for doubtful
    accounts of $165 and
    $290 in 1993 and 1994,
    respectively           10,096           12,523         11,963
  Inventories              10,373           11,743         13,083
  Prepaid expenses            178              123            191
                       __________       __________     __________
    Total current assets   21,203           24,966         25,361
                       __________       __________     __________

Property, Plant and
Equipment, at Cost:
  Machinery and
    equipment              13,542           15,988         16,464
  Buildings                11,748           11,783         11,783
  Land                      3,306            3,306          3,306
  Furniture and
    fixtures                1,148            1,338          1,348
  Construction-in-process     236              545            810
                       __________       __________     __________
                           29,980           32,960         33,711

Less-Accumulated
  depreciation              8,132           10,608         11,320
                       __________       __________     __________
                           21,848           22,352         22,391
                       __________       __________     __________

Page 6
Other Assets:
  Deferred financing
    costs, net of
    accumulated
    amortization of
    $1,465 and $1,870
    in 1993 and 1994,
    respectively              588              182            125
  Goodwill, net of
    accumulated
    amortization of
    $2,621, $3,394
    and $3,587 in 1993,
    1994 and 1995,
    respectively           28,242           27,470         27,277
  Noncompete agreements,
    net of accumulated
    amortization of
    $168, $280 and $308
    in 1993, 1994 and 1995,
    respectively              616              504            476
  Other                       270              223            220
                       __________       __________     __________
                       $   72,767       $   75,697     $   75,850
                       ==========       ==========     ==========

Liabilities and Shareholders' Equity
                        October 31,    October 30,    January 29,
Current Liabilities:        1993           1994           1995
                                                      (Unaudited)

  Current portion of
    long-term
    obligations        $    2,451       $    3,127     $    3,122
  Current portion of
    noncompete
    obligations               286              286            286
  Accounts payable          4,481            4,379          4,180
  Accrued expenses          5,131            5,529          4,817
  Deferred taxes              652              719            719
  Contingent interest
    payable                     -            6,000          6,000
                       __________       __________     __________
    Total current
      liabilities          13,001           20,040         19,124
                       __________       __________     __________

Page 7
Long-term Obligations,
  Less Current Portion     48,351           46,511         46,992
                       __________       __________     __________

Other Noncurrent
Liabilities:
  Deferred taxes            3,222            3,187          3,187
  Pension                   1,114            1,213          1,213
  Other accrued employee
    benefits                2,579            2,579          2,579
  Noncompete obligations,
    less current
    portion                   591              387            328
  Severance                   184                -              -
                       __________       __________     __________
                            7,690            7,366          7,307
                       __________       __________     __________

Commitments and Contingencies (Notes 4, 6 and 7)

Shareholders' Equity:
  Preferred stock, $0.01 par value-
    Authorized - 1,000 shares
    Issued and
    outstanding-None            -                -              -
  Common stock, $0.01 par value-
    Authorized-12,500,000 shares
    Issued-9,500,000 shares    95               95             95
  Capital in excess of par  3,780            3,780          3,780
  Accumulated deficit       (100)          (1,973)        (1,326)
  Treasury stock, at cost    (50)            (122)          (122)
                       __________       __________     __________
                            3,725            1,780          2,427
                       __________       __________     __________
    Total shareholders'
      equity           $   72,767       $   75,697     $   75,850
                       ==========       ==========     ==========

The accompanying notes are an integral part of these consolidated financial statements.


Page 8

                                  Quamco, Inc.

                 Consolidated Statements of Shareholders' Equity

                          (Dollar Amounts in Thousands)
                                                        Treasury
              Common Stock   Capital                     Stock     Cumulative
             Number   $0.1     in                     Number      Translation     Total
              of      Par     Excess    Accumulated     of          Adjust-   Shareholders'
             Shares   Value   of Par      Deficit     Shares   Cost   ment        Equity
Balance, November 1, 1992
                                                             `
        9,500,000    $  95   $ 3,780   $   (64)    50,000 $  (50)     $  36   $  3,797

  Net loss
                -        -         -       (36)         -       -         -       (36)
  Change in cumulative translation
    adjustment due to sale of
    Reed Limited
                -        -         -          -         -       -      (36)       (36)
        _________    _____   _______    _______   _______  ______     _____    _______

Balance, October 31, 1993
        9,500,000       95     3,780      (100)    50,000    (50)         -      3,725
  Net loss
                -        -         -    (1,873)         -       -         -    (1,873)
  Purchase of treasury stock,
    at cost
                -        -         -          -   214,976   (215)         -      (215)
  Sale of treasury stock,
    at cost
                -        -         -          - (142,468)     143         -        143
        _________    _____   _______    _______   _______  ______     _____    _______

Balance, October 30, 1994
        9,500,000       95     3,780    (1,973)   122,508   (122)         -      1,780
  Net income (unaudited)
                -        -         -        647         -       -         -        647
        _________    _____   _______    _______   _______  ______     _____    _______

Balance, January 29, 1995 (Unaudited)
        9,500,000    $  95   $ 3,780  $ (1,326)   122,508 $ (122)     $   -    $ 2,427
        =========    =====   =======   ========   =======  ======     =====    =======

The accompanying notes are an integral part of these consolidated financial statements.


Page 9
                                  Quamco, Inc.

                      Consolidated Statements of Cash Flows

                          (Dollar Amounts in Thousands)


                                                             For the
                           For the Years Ended      Three-month Periods Ended
                          October 31,  October 30,  January 30,   January 29,
                              1993         1994         1994          1995
                                                            (Unaudited)
Cash Flows From Operating Activities:
  Net income
    (loss)                 $    (36)    $(1,873)   $      392      $      647
  Adjustments to reconcile
    net income (loss) to
    net cash provided by
   (used in) operating
    activities-
      Depreciation
        and amortization       3,500       3,811          941             990
      Change in contingent
        interest payable           -       6,000            -               -
      Change in deferred
        taxes                  (661)          32            -               -

Page 10
      Change in cumulative
        translation adjustment  (36)           -            -               -
      Change in pension          310          99         (81)               -
      Change in assets and
        liabilities-
        Accounts receivable             (1,019)    (2,427)         (902)
560
        Inventories            (934)     (1,370)        (365)         (1,340)
        Prepaid
          expenses               116          55        (205)            (68)
        Accounts
          payable                995       (102)        (149)           (199)
        Accrued
          liabilities          (184)         214         (66)           (712)
                           _________    _________   _________       _________

          Net cash
            provided
            by (used
            in) operating
            activities         2,051       4,439        (435)           (122)
                           _________    _________   _________       _________

Cash Flows From Investing Activities:
  Acquisition of
    property, plant
    equipment, net             (578)     (3,025)        (297)           (751)
  Increase (decrease)
    in other assets             (57)          47           37               3
                           _________    _________   _________       _________

Page 11
          Net cash
            used in
            investing
            activities         (635)     (2,978)        (260)           (748)
                           _________    _________   _________       _________

Cash Flows From Financing Activities:
  Net proceeds under
    revolving line of
    credit                     1,937       1,090        1,198             996
  Proceeds from long-term
    obligations                  347         198            -              79
  Payments of long-term
    obligations              (3,614)     (2,452)        (598)           (594)
  Payment of noncompete
    obligation                     -       (204)        (155)            (64)
  Purchase of treasury
    stock, at cost                 -       (215)            -               -
  Proceeeds from sale of
    treasury stock, at
    cost                           -         143           50               -
                           _________    _________   _________       _________
          Net cash provided
            by (used in)
            financing
            activities       (1,330)     (1,440)          495             417
                           _________    _________   _________       _________

Net Increase (Decrease)
  In Cash                         86          21        (200)           (453)
Cash, Beginning of Period        470         556          556             577
                           _________    _________   _________       _________
Cash, End of Period        $     556    $    577   $      356      $      124
                           =========    =========   =========       =========
The accompanying notes are an integral part of these consolidated financial statements.


Page 12
                          QUAMCO, INC.

           Notes to Consolidated Financial Statements

        (Including Notes Applicable To Unaudited Periods)

(1)  Organization

     Quamco, Inc. (the Company), through its principal operating divisions, is engaged in the manufacture of rolled thread dies, header tools, precision gun drills, machine tools and other products for use in various manufacturing industries.

     The Company's fiscal year ends on the Sunday nearest October
     31 of each year.

(2)  Significant Accounting Policies

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of intercompany accounts and transactions.

     Interim Financial Statements

     The financial statements as of January 29, 1995 and for the three-month periods ended January 30, 1994 and January 29, 1995 are unaudited. In management's opinion, these unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial data for such periods. The unaudited results for the three-months ended January 29, 1995 are not necessarily indicative of the results expected for any future period.

     Inventories

     Inventories are stated at the lower of cost or market. Cost for a substantial portion of the inventories is determined by the last-in, first-out (LIFO) method. If inventories were valued under the first-in, first-out (FIFO) method, inventories would have been $316,000 and $298,000 greater at October 31, 1993 and October 30, 1994, respectively. Net income (loss) under the FIFO method would have been

Page 13
     approximately $47,000 and $(1,884,000) in fiscal 1993 and 1994, respectively.

     Property, Plant and Equipment and Depreciation

     Property, plant and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of 20 years for buildings and 4 to 12 years for machinery and equipment, and furniture and fixtures.

     Other Assets

     Other assets consist primarily of goodwill and deferred financing costs, which are amortized on a straight-line basis over 40 years and 5 years, respectively. Goodwill and deferred financing costs arose from the following business acquisitions:

                                                      Deferred
     Description            Date           Goodwill  Financing
Acquisition of Quamco December 13, 1989  $24,795,000  $1,797,000
Acquisition of Rico   April 28, 1992       6,069,000     255,000
Less-Accumulated
  amortization                             3,394,000   1,870,000
                                           _________  __________
                                         $27,470,000  $  182,000
                                         ===========  ==========

     Goodwill amortization included in selling, general and administrative expenses was approximately $770,000 in each of fiscal 1993 and 1994, an $193,000 in each of the three months ended January 30, 1994 and January 29, 1995, respectively.

     Deferred financing cost amortization included in interest expense was approximately $405,000 in each of fiscal 1993 and 1994, and $101,000 and $57,000 in the three months ended January 30, 1994 and January 29, 1995, respectively.

Page 14
     The Company evaluates the realizability of goodwill and other intangible assets based on estimated cash flows to be generated from each of such assets as compared to the original estimates used in measuring the assets. To the extent an impairment is identified, the Company recognizes a write-down. To date, the Company has not had any such impairments.

     Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, issued in February 1992. This standard requires, among other things, recognition of future tax effect, measured by enacted tax rates, attributable to temporary differences between the financial statement and income tax bases of assets and liabilities.

     The Company maintains a Foreign Sales Corporation (FSC).
     No provision has been recorded for federal income taxes on a portion of the earnings of the FSC since it is exempt under the Tax Reform Act of 1984.

     Facilities Closings

     Included in the statement of operations for the third quarter of fiscal 1993 are charges related to the consolidation of certain operations. The Company sold the assets of its UK subsidiary, Reed Ltd., resulting in a loss of approximately $534,000. In addition, the Company relocated its corporate management from Rockland, Massachusetts, to Holden, Massachusetts. In connection with the relocation, the Company incurred officer and employee severance charges of $615,000.

     Net Income (Loss) Per Share

     Net income (loss) per share has been computed based on the weighted average number of shares of common stock outstanding during the periods.

Page 15
(3)  Inventories

     The components of inventories are as follows:

                        October 31, October 30,  January 29,
                            1993        1994         1995

     Raw materials      $ 2,924,000 $ 2,837,000  $ 2,515,000
     Work-in-process      2,759,000   3,960,000    4,668,000
     Finished goods       5,006,000   5,244,000    6,273,000
                        ___________ ___________  ___________

                         10,689,000 12,041,0000   13,456,000

     Less-LIFO reserve      316,000     298,000      373,000
                        ___________ ___________  ___________
                        $10,373,000 $11,743,000  $13,083,000
                        =========== ===========  ===========


Page 16
(4)  Long-Term Obligations

     Long-term obligations consist of the following:

                        October 31, October 30,  January 29,
                            1993        1994         1995

     Revolving line
     of credit (due on
     January 1, 1997)   $12,110,000 $13,200,000  $14,191,000

     Senior term
     loan A              10,008,000   9,008,000    8,758,000

     Senior term
     loan B              12,000,000  12,000,000   12,000,000

     Series A Industrial
     Development Revenue
     Bonds                6,140,000    5,280,00    5,065,000

     Series B Industrial
     Development Revenue
     Bonds                 4,040,00   3,550,000    3,427,000

     Note payable to a
     shareholder           2,846,00   3,043,000    3,122,000

     Notes payable        3,500,000   3,500,000    3,500,000

     Capital lease
     obligations            158,000      57,000       51,000
                        ___________ ___________  ___________
                         50,802,000  49,638,000   50,114,000

     Less-Current portion 2,451,000   3,127,000    3,122,000
                        ___________ ___________  ___________
                        $48,351,000 $46,511,000  $46,992,000
                        =========== ===========  ===========


Page 17
     Principal payments required in each of the next five
     fiscal years and thereafter are as follows:
           1995         $ 3,127,000
           1996           7,130,000
           1997          32,807,000
           1998           3,144,000
           1999           1,350,000
           Thereafter     2,080,000
                        ___________
                        $49,638,000
                        ===========
     Credit Agreement

     The Company's revolving line of credit and senior term loans are covered by a credit agreement dated as of April 28, 1992 (updated and amended through December 21, 1993). The credit agreement requires, among other things, that the Company maintain minimum levels of net worth and net earnings. Additionally, the agreement requires limits on debt service and capital expenditures and places certain restrictions on the Company's payment of management fees to a financial adviser (see Note 9). Loans under the credit agreement are secured by substantially all assets of the Company.

     Under the terms of a support agreement entered into between the Company's senior lender and its principal shareholder, the Company's principal shareholder is required to make subordinated loans of up to $1,000,000 to the Company in the event that cash flows are insufficient to meet its secured payment obligations, as defined.

       Revolving Line of Credit

       The Company has a $15,000,000 bank revolving line of credit maturing at the earlier of the repayment of the senior term loans or January 1, 1997. Interest accrues based on the prime rate (7.75% at October 30, 1994) plus 2%. Upon the occurrence of certain conditions, the interest rate may be adjusted to prime plus 1.5%. Interest payments are due monthly. At October 31, 1993, October 30, 1994 and January 29, 1995, $12,110,000,
       $13,200,000 and $14,191,000, respectively, were
       outstanding under this line of credit. An availability fee of .5% is charged on the unused portion of the line of credit.

Page 18
       Senior Term Loans

       The Company has a senior term loan A with an outstanding principal balance of $9,008,000 at October 30, 1994 and $8,758,000 at January 29, 1995. Interest accrues based on the prime rate plus 2%. Interest payments are due monthly. Quarterly payments of principal commenced in April 1990 and are payable through January 1997. The Company also has a senior term loan B with an outstanding principal balance of $12,000,000, which matures in a single payment on January 1, 1997.
       Interest accrues at a fixed rate of 13.82% and is payable monthly.

       After the end of each fiscal year, the Company is required to apply excess cash flows, as defined, against the senior term notes, until repaid, and subsequently the revolver. The prepayments, if any, are applied to scheduled maturities in inverse order.

       Letter of Credit Guaranty

       The credit agreement provides a guaranty of up to $10,356,454 through January 1997 on the letter of credit, which secures the Industrial Development Revenue
       Bonds (see below). An annual guaranty fee is charged based on .5% of the outstanding letter of credit balance.

       Shadow Warrants

       In order to induce the lender to enter into the credit agreement, the Company issued 2,837,662 shadow warrants to the lender at an original base price of $.8675. The shadow warrants are exercisable from December 1994 through December 1999 or upon the sale or liquidation of the Company or a significant portion of its assets.
       Upon exercise, the holder of the shadow warrants is entitled to a cash payment equal to the increase in value of the Company's common stock over the base price of the shadow warrants. The number of shadow warrants is adjustable for certain dilutive events.

       As of October 30, 1994, the Company estimates the contingent interest payable, represented by the shadow warrants, to be approximately $6,000,000 based on the proposed sale price of the Company, as discussed in Note
       13. The value of the shadow warrants is accounted for as contingent interest payable. Any prospective changes to the contingent interest payable will be reflected as charges (credits) to interest expense in future periods.

Page 19
     Industrial Development Revenue Bonds

     In connection with its leveraged acquisition in 1989, the Company assumed $12,660,000 of Series A and Series B Industrial Development Revenue Bonds payable to the Massachusetts Industrial Finance Agency. These bonds bear interest at a variable rate set periodically by the underwriter, not to exceed a maximum rate of 12%; however, the Company has the option to fix the interest rate at any time at the current rate for a period of no less than 20
     days.   The Company is required to make quarterly sinking
     fund installments of $337,500 on each September 1, with a final payment of $730,000 on September 1, 2001. The bonds are secured by a $10,356,434 letter of credit with a bank. The interest rate in effect at October 30, 1994 was 3.25%.

     Notes Payable to a Shareholder

     In 1992, the Company acquired Rico Header Tools, Inc.
     (Rico) in a purchase transaction. The Rico acquisition was partially financed through a $2,500,000 note issued to a shareholder of the Company. The note bears interest at prime (7.75% at October 30, 1994) plus 2.5%, payable on a quarterly basis. The note matures in equal installments of $1,250,000 on April 28, 1997 and 1998. The Company may prepay the note any time prior to or on April 28, 1995 without premium or penalties, provided that the prepayment installments are at least $1,250,000 plus all accrued and unpaid interest. The note is subordinated to the senior term loans. In connection with this borrowing, the Company granted the shareholder 447,480 common stock purchase warrants exercisable at $0.01 per share. The warrants are exercisable at any time after April 30, 1995. If repayment of all principal and interest on the original note and any additional notes occurs before April 30, 1995, other than as a result of a sale of the Company, the warrants will automatically expire. During fiscal 1993 and 1994 and the three months ended January 29, 1995, accrued interest of approximately $346,000, $197,000 and $79,000, respectively, was converted into additional notes, which mature April 30, 1998, upon terms similar to the original note as described above.

Page 20
     Notes Payable

     The Company issued $3,500,000 of notes payable to the sellers of Rico. These notes mature on April 30, 1997. Interest is payable quarterly at 10% per annum for the first two years and 12% thereafter. The notes are subordinated to outstanding borrowings under the credit agreement described above.

     Capital Lease Obligations

     Capital lease obligations relate primarily to the acquisition of machinery and equipment. These leases bear interest at various rates between 10% and 12% and mature at various dates through 1996.

(5)  Federal and State Income Taxes

     The following is a summary of the provision for income taxes in the accompanying consolidated statements of operations for the years ended October 31, 1993 and October 30, 1994.

                          Federal       State        Total
     1993-
       Current           $1,075,000    $329,000   $1,404,000
       Deferred           (454,000)   (207,000)    (661,000)
                         __________    ________    _________
                         $  621,000    $122,000   $  743,000
                         ==========    ========   ==========

     1994-
       Current           $2,348,000    $720,000   $3,068,000
       Deferred              25,000       7,000       32,000
                         __________    ________   __________
                         $2,373,000    $727,000   $3,100,000
                         ==========    ========   ==========

Page 21
     The Company's income tax provision exceeds the amount that would result from applying the federal statutory rate of 34% as a result of the following tax-effected difference.



                                      1993           1994
     Statutory federal tax
       on income                   $240,000     $  417,000
     Increase (decrease) as
     a result of -
       Reserves for
         contingencies              337,000      2,040,000
       State income taxes,
         net of federal benefit     101,000        480,000
       Nondeductible
         amortization               310,000        310,000
       Foreign sales corporation
         benefit                  (102,000)      (122,000)
       Other                      (143,000)       (25,000)
                                   ________     __________
           Provision for
             income taxes          $743,000     $3,100,000
                                   ========     ==========

The components of the Company's deferred tax assets and liabilities are as follows:

                                      1993           1994
     Deferred tax assets from-
       Deferred employment
         benefits                $1,095,000     $1,095,000
       Pension reserves             446,000        485,000
       Accrued expenses             533,000        345,000
       Inventory reserves           290,000        314,000
       Bad debt reserve              66,000        116,000
       Deferred financing costs      56,000         97,000
       Noncompetition amortization  104,000         68,000
       Other reserves               154,000         44,000
       Accrued loss on sale of
         Reed Ltd.                  214,000              -
       Other                          8,000         22,000
                                  _________       ________

Page 22

         Gross deferred tax
           assets                 2,966,000      2,586,000
                                 __________     __________

     Deferred tax liabilities from-
       Depreciation and other     5,299,000      4,954,000
       LIFO reserves              1,541,000      1,538,000
                                 __________     __________
         Gross deferred tax
           liabilities            6,840,000      6,492,000
                                 __________     __________
         Net deferred tax
           liability             $3,874,000     $3,906,000
                                 ==========     ==========


(6)  Leasing Arrangements

     The Company leases certain equipment under operating leases. The following is a schedule of future minimum rental payments under these noncancelable operating leases.

     1995             $255,000
     1996              215,000
     1997               46,000
     1998               10,000
     1999                6,000
                      ________
                      $532,000
                      ========

     Total rent expense related to these leases was approximately $284,000 and $289,000 for the years ended
     October 31, 1993 and October 30, 1994, respectively.

(7)  Commitments and Contingencies

     The Company enters into raw material purchase commitments.
     As of October 30, 1994, the Company had outstanding noncancelable raw material purchase commitments, aggregating approximately $2,500,000, with three suppliers. These commitments are expected to be fulfilled during fiscal 1995 and represent less than one year's expected usage.

Page 23
     Claims have been filed against the Company alleging potential responsibility for environmental contamination at two superfund sites and a state-designated site. Management has obtained estimates of the costs necessary to clean up and restore the contaminated sites and has provided reserves for these estimated costs in the accompanying consolidated financial statements.

(8)  Employee Benefits

     Retirement Plans

     The Company has a defined benefit pension plan covering substantially all of its U.S. employees. The plan provides benefits of stated amounts for each year of service. The Company contributes such amounts as is necessary on an actuarial basis to provide the plan with assets sufficient to meet the benefits to be paid to participants.

     The Company's net periodic pension expense for its defined benefit plans for 1994 and 1993 consists of the following components:


                                      1993           1994
     Service cost-benefits earned
       during period             $  224,000     $  339,000
     Interest cost on projected
       benefit obligation         2,087,000      2,168,000
     Actual return on plan
       assets                   (5,089,000)      (422,000)
     Net amortization and
       deferred items             3,088,000    (1,991,000)
                                 __________     __________
         Net periodic pension
          expense                $  310,000     $   94,000
                                 ==========     ==========


Page 24
     Assumptions used in the accounting are as follows:

                                   1993              1994
     Discount rate                 7.5%              8.5%
     Rates of increase in
       compensation levels         5.5          3.0-5.0 graded
     Expected long-term rate of
       return on assets            9.0               9.0

The following table sets forth the funded status for the Company's defined benefit plan and amounts recognized in the accompanying consolidated balance sheets at October 31, 1993 and October 30, 1994:

                                      1993           1994
     Actuarial present value of
       benefit obligations-
         Vested benefit
           obligation           $25,566,000    $24,812,000
         Nonvested benefit
           obligation               292,000        226,000
                                ___________     __________

     Accumulated benefit
       obligation                25,858,000     25,038,000
     Effect of future salary
       increases                  3,096,000      2,427,000
                                 __________    ___________
     Projected benefit
       obligation                28,954,000     27,465,000
     Plan assets at fair value (27,462,000)   (27,042,000)
                                 __________    ___________
     Projected benefit obligation
       in excess of plan
       assets                     1,492,000        423,000
     Unrecognized net gain (loss) (134,000)        906,000
     Unrecognized prior service
       cost                       (244,000)      (116,000)
                                ___________    ___________
         Pension liability      $ 1,114,000    $ 1,213,000
                                ===========    ===========


     The Company also maintains two separate defined contribution plans for the benefit of employees. Under the defined contribution plans, the Company recorded expenses of approximately $446,000 and $490,000 in fiscal 1993 and 1994, respectively, in the form of matching 401(k) contributions.

     The Company provides a portion of health care and life insurance benefits for certain employees. These benefits are provided through an insurance company whose premiums are based on the benefits paid during the year. The Company provided for the estimated cost of those benefits for persons retired prior to 1987. Postemployment benefits to be paid to employees retiring after 1987 are recognized on a pay-as-you-go basis.

     In December 1990, the Financial Accounting Standards Board issued SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, requiring that the expected cost of these benefits be charged to expense during the years the employees render service.
     The Company is required to adopt the provisions of SFAS No. 106 no later than the first fiscal year beginning after December 15, 1994. The Company anticipates that adoption of this standard will not have a material impact on its financial condition.

(9)  Related Party Transaction

     The Company pays a monthly management fee to an independent financial adviser of the principal shareholder for certain financial and administrative services. The accompanying consolidated statements of operations include $367,000 and $400,000 of expenses and the accompanying consolidated balance sheets include $125,000 and $275,000 of liabilities related to these services for 1993 and 1994, respectively.

(10) Employee Stock Option Plan

     On April 30, 1994, the Board of Directors and stockholders approved the 1994 Employee Stock Option Plan (the Plan) pursuant to which options to purchase up to 122,485 shares of common stock may be granted to officers and employees of the Company at an exercise price of $1.00. The employees' rights to exercise such options are subject to future operating performance goals established by the

     Board of Directors. Vesting is automatic upon a sale of the business.

     As of October 30, 1994, the options had not vested. In connection with the potential sale of the business (Note
     13), these options will vest, upon which the Company will incur a onetime charge to earnings of approximately $250,000.

(11) Supplemental Cash Flow Disclosures

     Cash payments for interest and income taxes for the years ended October 31, 1993, October 30, 1994 and the three-month periods ending January 30, 1994 and January 29, 1995 are as follows:



                                                 Three-month
                       Years Ended              Periods Ended
                 October 31,  October 30, January 30, January 29,
                     1993         1994        1994        1995
Interest         $4,035,000   $4,439,000  $1,114,000 $1,139,000
                 ==========   ==========  ========== ==========
Income taxes
  paid, net of
  refunds        $2,045,000   $2,513,000  $  312,000 $  842,000
                 ==========   ==========  ========== ==========


The following noncash transactions occurred during the years ended October 31, 1993, October 30, 1994 and the three-month periods ending January 30, 1994 and January 29, 1995:

Page 27

                                                 Three-month
                       Years Ended              Periods Ended
                 October 31,  October 30, January 30, January 29,
                     1993         1994        1994        1995

Short-term note receivable
due from sale of
  Reed Ltd.
  assets          $ 148,000    $       -   $       -   $      -
                   ========     ========    ========   ========

Conversion of accrued
  interest to
  debt            $ 346,000    $ 197,000   $  62,000   $ 79,000
                   ========     ========    ========   ========

(12) Segment and Other Information

     The Company manufactures and markets similar products to various manufacturers within one industry segment.

     No single customer accounted for greater than 10% of sales in fiscal 1993 or 1994.

     Export sales from the United States of $10,484,000 and $14,493,000 in fiscal 1993 and 1994 were made principally to customers in western Europe.

(13) Sale of Company

     On January 19, 1995, the Company entered into an
     Agreement and Plan of Merger with Precision
     Castparts Corp. (PCC) pursuant to which PCC intends to acquire 100% of the Company for $89,900,000, including the assumption of debt.
     The sale is expected to be consummated in March
     1995.

Page 28
Item 7(b) Pro Forma Financial Information
                    PRECISION CASTPARTS CORP.
     PRO FORMA COMBINED BALANCE SHEET AND INCOME STATEMENTS

     On March 8, 1995, Precision Castparts Corp. (PCC) purchased 100% of the outstanding capital stock of Quamco, Inc. (Quamco) from Columbus II Limited Partnership, an investor group led by Overseas Partners, Inc., and other shareholders. Quamco, renamed PCC Specialty Products, Inc., is a designer, manufacturer and marketer of premium, metal working tools and machines, specialty powdered metal parts, and other specialty industrial components. The acquisition of Quamco was previously reported on Form 8-K filed on March 23, 1995. The purchase price of $89.9 million included the assumption or retirement or existing debt. The transaction was financed from cash balances, the assumption of $8.2 million of existing debt, and $12.2 million of bank borrowings .

     The unaudited pro forma combined income statements for the year ended April 3, 1994 and for the nine months ended January 1, 1995 present the combined results of operations assuming the purchase of the stock of Quamco had been consummated as of March 29, 1993. The unaudited pro forma combined balance sheet at January 1, 1995 presents the combined financial position assuming the purchase of the stock of Quamco had been consummated as of that date. Quamco's results and financial position have been derived from Quamco's annual financial statements and quarterly results in order to present them on fiscal periods equivalent with those of PCC. The financial information of Quamco is as of or for the period ended two months prior to the pro forma financial statement dates as described above. The financial information of Quamco contains certain reclassifications made to conform to PCC's classifications. In accordance with SEC requirements, the proforma includes only the results of ongoing operations and excludes such impacts as the effect of changes in accounting principles.

     The following unaudited pro forma combined financial information should be read in conjunction with historical statements of PCC, as reported in its annual report on Form 10-K and quarterly reports on Form 10-Q, and of Quamco, as reported in this filing on Form 8-K/A. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the purchase of the stock of Quamco been consummated in accordance with the assumptions set forth above, nor is it necessarily indicative of future operating results or financial position.

Page 29

                       PRO FORMA COMBINED INCOME STATEMENT
                        FOR THE YEAR ENDED APRIL 3, 1994
                            PRECISION CASTPARTS CORP.
                                AND QUAMCO, INC.
                     ($ in thousands, except per share data)
                                   (Unaudited)
                               Precision
                               Castparts   Quamco,   Pro Forma        Note      Pro Forma
                                 Corp.       Inc.   Adjustments    Reference     Combined
Net Sales                      $ 420,400  $  67,700  $       -                 $ 488,100
Cost of Goods Sold               351,700     49,600          -(3),(4),(5)        401,300
                               _________  _________  _________                 _________
  Gross Margin                    68,700     18,100          -                    86,800
Selling and Administrative
  Expenses                        30,200     11,500      (200)      (4)           41,500
Interest Expense, net              1,100      5,200    (1,500)  (1),(2)            4,800
                               _________  _________  _________                 _________
  Income Before Provision for
     Income Taxes                 37,400      1,400      1,700                    40,500
Provision for Income Taxes        12,300      1,100      1,000      (6)           14,400
                               _________  _________  _________                 _________
    Net Income                 $  25,100  $     300  $     700                 $  26,100
                               =========  =========  =========                 =========

Net Income per Common Share    $    1.29                                       $    1.34
                               =========                                       =========

Average number of common shares
     outstanding (in thousands)   19,500                                          19,500


See accompanying notes to pro forma combined income statements.


Page 30

                       PRO FORMA COMBINED INCOME STATEMENT
                    FOR THE NINE MONTHS ENDED JANUARY 1, 1995
                            PRECISION CASTPARTS CORP.
                                AND QUAMCO, INC.
                     ($ in thousands, except per share data)
                                   (Unaudited)
                               Precision
                               Castparts   Quamco,   Pro Forma        Note      Pro Forma
                                 Corp.       Inc.   Adjustments    Reference     Combined
Net Sales                      $ 315,400  $  61,300  $       -                 $ 376,700
Cost of Goods Sold               260,000     42,500      1,000  (3),(4)          303,500
                               _________  _________  _________                 _________
  Gross Margin                    55,400     18,800    (1,000)                    73,200

Selling and Administrative
  Expenses                        22,400      8,300      (200)      (4)           30,500
Interest (Income) Expense, net   (1,100)     10,200    (7,700)  (1),(2)            1,400
                               _________  _________  _________                 _________

  Income Before Provision
    for Income Taxes              34,100        300      6,900                    41,300
Provision for Income Taxes        13,000      2,600      1,000      (6)           16,600
                               _________  _________  _________                 _________

    Net Income                 $  21,100 $(  2,300)  $   5,900                 $  24,700
                               =========  =========  =========                 =========


Net Income per Common Share    $    1.06                                       $    1.24
                               =========                                       =========

Average number of common shares
     outstanding (in thousands)   19,900                                          19,900

See accompanying notes to pro forma combined income statements.


Page 31
                    PRECISION CASTPARTS CORP.
          NOTES TO PRO FORMA COMBINED INCOME STATEMENTS

(1) Adjustment to remove interest expense incurred by Quamco related to debt retired upon acquisition by PCC. During the nine month period ended January 1, 1995, the interest expense incurred by Quamco included $6 million for contingent interest which was paid at acquisition. See Note 4 to the Quamco, Inc. Consolidated Financial Statements filed with this Form 8-K/A.

(2) Adjustment to remove interest income earned by PCC and add estimated interest expense related to debt incurred to acquire the stock of Quamco. The proforma adjustment to interest income and expense assumes that PCC expended all available cash and acquired short-term debt as necessary to purchase the stock of Quamco. The incremental interest expense was calculated at 4.55%, the rate on uncommitted lines of credit available to PCC during the periods presented.

(3) Adjustment to reflect the removal of Quamco's amortization of intangibles and to add amortization of intangibles as a result of PCC's purchase price allocation. The amortization of goodwill arising from the purchase transaction is amortized over forty years. Other intangibles arising from the purchase transaction are amortized over two years.

(4) Adjustment to reflect the estimated impact on operating costs due to the rationalization of the combined business operations.

(5) Adjustment to remove non recurring expenses from Quamco's operations.

(6) Adjustment to tax expense based on the proforma changes above.

Page 32

                        PRO FORMA COMBINED BALANCE SHEET
                            PRECISION CASTPARTS CORP.
                                AND QUAMCO, INC.
                                 JANUARY 1, 1995
                                ($ in thousands)
                                   (Unaudited)
                              Precision
                              Castparts    Quamco,   Pro Forma        Note    Pro Forma
                                Corp.        Inc.   Adjustments    Reference   Combined
ASSETS
Current Assets:
  Cash and cash equivalents    $  59,400   $    600 $ (60,000)      (2)        $       -
  Receivables                     74,100     12,500      (100)      (3)           86,500
  Inventories                     78,400     11,700        500      (3)           90,600
  Prepaid expenses                 1,600        100          -                     1,700
  Current deferred tax asset      11,900      3,700    (1,500)      (6)           14,100
                               _________  _________  _________                 _________
    Total current assets         225,400     28,600   (61,100)                   192,900
                               _________  _________  _________                 _________

Property, Plant and Equipment    250,300     33,000    (3,600)      (3)          279,700
Less - Accumulated Depreciation(142,400)   (10,600)     10,600                 (142,400)
                               _________  _________  _________                 _________
  Net property, plant
     and equipment               107,900     22,400      7,000                   137,300
                               _________  _________  _________                 _________

Goodwill and Other Assets         24,800     28,400     30,500(3),(4),(6)         83,700
                               _________  _________  _________                 _________

                               $ 358,100  $  79,400 $ (23,600)                 $ 413,900
                               =========  =========  =========                 =========

Page 33
LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Notes payable                $     700  $     300  $  22,300      (2)        $  23,300
  Current portion of
    long-term debt                 3,500      3,100    (1,800)      (1)            4,800
  Accounts payable                15,400      4,400          -                    19,800
  Accrued liabilities             50,900      5,400      1,200  (1),(3)           57,500
  Income taxes payable             5,300      5,900    (2,200)      (6)            9,000
  Contingent interest payable                 6,000    (6,000)      (1)                -
                               _________  _________  _________                 _________
    Total current liabilities     75,800     25,100     13,500                   114,400
                               _________  _________  _________                 _________

Long-Term Debt, excluding
  current portion                  6,800     46,500   (39,000)      (1)           14,300
Deferred Tax Liability            12,000      1,700      2,400      (6)           16,100
Accrued Retirement
  Benefits Obligation              5,000      3,900        900      (3)            9,800
Other Long-Term Liabilities        8,100        400        400      (3)            8,900

Shareholders' Investment:
  Common stock                    20,200        100      (100)      (5)           20,200
  Paid-in capital                  5,000      3,800    (3,800)      (5)            5,000
  Retained earnings              224,000    (2,000)    (2,000)      (5)          224,000
  Treasury stock                       -      (100)        100      (5)                -
  Cumulative translation
       adjustment                  1,200          -          -                     1,200
                               _________  _________  _________                 _________
    Total shareholders'
      investment                 250,400      1,800    (1,800)                   250,400
                               _________  _________  _________                 _________
                               $ 358,100  $  79,400 $ (23,600)                 $ 413,900
                               =========  =========  =========                 =========

See accompanying notes to pro forma combined balance sheet.


                    PRECISION CASTPARTS CORP.
            NOTES TO PRO FORMA COMBINED BALANCE SHEET


(1) Adjustment to remove certain debt and associated accrued interest and contingent interest of Quamco which was retired upon consummation of the stock purchase transaction. The remaining debt of Quamco was assumed by PCC.

(2) Adjustment to eliminate cash balances and record short-term borrowings as needed to cover the purchase price of Quamco.

(3) Adjustment to restate reported assets acquired and liabilities assumed at fair market value and to record accruals related to the rationalization costs of the combined business operations. Adjustment also reflects the allocation of the purchase price to certain assets not previously reported by Quamco.

(4) Adjustment to reflect elimination of goodwill and other intangible assets recorded by Quamco in connection with prior acquisitions and to record $58.1 million, the estimated pro forma excess purchase price paid and costs incurred to acquire Quamco.

(5)  Adjustment to remove Quamco's shareholders' investment.

(6) Adjustment to record the tax effect of the above proforma adjustments. The pro forma tax adjustment includes adjustment to reflect the estimated effective tax rate assuming the acquisition had occurred on March 29, 1993.
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
Page 35


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           PRECISION CASTPARTS CORP.
                                   Registrant


DATE:  May 22, 1995                /s/ W.D. Larsson
                                   ______________________________
                                   Vice President and
                                   Chief Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)
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